Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F/A for the period ended December 31, 2025 (the “Report”) by SpiSparc Ltd. (the “Company”), the undersigned, as the Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2026	/s/ Oz Adler
Oz Adler
Chief Executive Officer and Chief Financial Officer